UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2012

SURGE GLOBAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75-153 Merle Drive Suite B

Palm Desert, CA 92211

(Address of principal executive offices, zip code)

(760) 610-6758

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On October 16, 2012, Surge Global Energy, Inc., a Delaware corporation (the “Company”), entered into a Common Stock Purchase Agreement, dated as of such date (the “Agreement”), with The Fitzgerald Group of Southwest Florida, Inc., a Florida corporation, Clark Morton II, William E. and Carol A. Fitzgerald, jointly as husband and wife, and William A. Fitzgerald (collectively, the “Buyers” and individually each a “Buyer”) for the sale of (1) 140,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company for an aggregate purchase price of $350,000 and (2) 3,216,260 additional shares of Common Stock of the Company for an aggregate purchase price of $100,000 following a contemplated 1 for 20 reverse split, and the concurrent increase to 400,000,000 in the authorized and unissued shares, of Common Stock of the Company.

On October 18, 2012 (the “initial closing date”). Clark Morton II and William E. and Carol A. Fitzgerald (jointly as husband and wife) each acquired 70,000,000 shares, or an aggregate of approximately 77%, of the Company’s Common Stock from the Company for a purchase price of $175,000, and an aggregate purchase price of $350,000. The Company used $250,000 of such proceeds together with approximately 312,000 shares of common stock of Andora Energy Corporation, a Canadian company (“Andora”), owned by it to extinguish all of its liabilities, including monies owed to its Chairman and Chief Executive Officer, E. Jamie Schloss, and one of its directors, Steven L. Vanechanos. In addition, the Company used approximately $82,765 of such proceeds to extinguish its liability to Asher Enterprises, Inc. pursuant to the Convertible Promissory Note in the principal amount $60,000 issued on May 25, 2012 otherwise due in December 2012. The $100,000 balance will be used for payment of the Company’s operating expenses and for working capital on, and after, the initial closing date.

The Company intends to effect a 1 for 20 reverse split and a concurrent increase to 400,000,000 in the authorized and unissued shares of Common Stock of the Company in the near future. The Buyers have agreed to buy 3,216,260 additional shares of Common Stock of the Company for an aggregate purchase price of $100,000 thereafter (such date of purchase, the “subsequent closing date”). After the sale and issuance of these additional shares, the Buyers will own approximately 85% of the Company’s Common Stock. The additional funds will be available for payment of the Company’s operating expenses and for working capital.

On the initial closing date, each of Charles V. Sage, Edwin J. Korhonen, Warren M. Dillard and Steven L. Vanechanos resigned as a director of the Company and E. Jamie Schloss resigned as Chairman of the Board, President and Chief Executive Officer of the Company. In addition, on the initial closing date, Clark Morton II became a director, Chairman of the Board and Chief Executive Officer, the senior most officer of the Company,William E. Fitzgerald became President, William A. Fitzgerald became Senior Vice President and Carol A. Fitzgerald became Secretary of the Company. It is expected that William E. Fitzgerald and William A. Fitzgerald will become directors of the Company in the near future. See Item 5.02 below.

The parties agreed that the Company would take steps to contribute as promptly as possible approximately 2,886,000 shares of common stock of Andora held by it to its wholly-owned subsidiary, Cold Flow Energy ULC, an Alberta corporation (“Cold Flow”), or a newly-formed wholly-owned subsidiary, Surge Holding Co., a Delaware corporation (either or both, the “Holding Company”). The Buyers and the Company have agreed that the Holding Company and the Andora Shares will not be disposed of by the Company for any purpose until the later of (i) April 30, 2014 or (ii) 180 days after the subsequent closing date (the “Distribution Date”). This restriction on the time period for the disposition of the Andora Shares or of the Holding Company may be waived in the event that the value of the total non cash assets of the Company exceeds the value of the Andora Shares. Three of the Company’s current directors, Charles V. Sage, Edwin J. Korhonen and E. Jamie Schloss, were appointed directors of the Holding Company and Messrs. Sage and Schloss were appointed officers of the Holding Company. The Buyers and the Company have agreed that such persons shall remain in such roles through the Distribution Date.

On the Distribution Date, the Company will distribute the shares of the Holding Company (or the Andora Shares) or a liquidating dividend to the shareholders of the Company other than the Buyers and their affiliates and transferees and any other holders of the Common Stock issued subsequent to the closing dates (including any purchaser of Common Stock of the Company in any private placement subsequent to the closing dates but excluding holders who have obtained shares in the public markets); provided, however, that such a dividend can be paid pursuant to applicable corporate laws and in compliance with all securities laws. The mechanism for such distribution shall be agreed between the Company and the majority of the directors of the Holding Company.

The Buyers and the Company, and each of them, acknowledged and agreed that the Company and the Holding Company may use a portion of the Andora shares to pay any and all costs or legal fees associated with the distribution of the stock of the Holding Company (or the Andora Shares) as a dividend to the Company’s shareholders.

The parties agreed that if the Buyers transfer any purchased shares to a third party or if the Company issues shares of Common Stock in a private placement subsequent to the closing dates, the Company will obtain the written agreement of such transferees to waive their entitlement to the distribution of the stock of the Holding Company (or the Andora Shares) as a dividend to the Company’s shareholders.

In the event that there are any obligations or liabilities that were not paid as at the initial closing and that were incurred prior to September 30, 2012 by the Company, the Holding Company will assume those obligations and liabilities or pay or cause to be paid those obligations from the proceeds of any sale of the Andora Shares or deliver Andora Shares in exchange for the extinguishment of the liability or repay the Company for any payments thereof.

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A copy of the Agreement is filed as Exhibits 10.101 to this Current Report and is incorporated herein by reference.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, Each of the Buyers is an accredited investor, such Buyers had access to information about the Company and their investment, the Buyers took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above.

Item 5.01 Changes in Control of the Registrant

See Item 1.01 above. On October 18, 2012, Clark Morton II and William E. and Carol A. Fitzgerald (jointly as husband and wife) each acquired 70,000,000 shares, or approximately 38.5% each of the Company’s Common Stock from the Company for a purchase price of $175,000. The Buyers have agreed to buy 3,216,260 additional shares of Common Stock of the Company for an aggregate purchase price of $100,000 following a contemplated 1 for 20 reverse split and a concurrent increase to 400,000,000 in the authorized and unissued shares of Common Stock of the Company.

It is expected that William E. Fitzgerald and William A. Fitzgerald will become directors of the Company in the near future.

The Company does not know of any arrangements, the operation of which at a subsequent date will result in a further change in control of the Company

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

(b) On October 18, 2012, each of Charles V. Sage, Edwin J. Korhonen, Warren M. Dillard and Steven L. Vanechanos resigned as a director of the Company. In addition, on October 18, 2012, E. Jamie Schloss resigned as Chairman of the Board, President and Chief Executive Officer of the Company. These resignations were not the result of any disagreement with the Company on any matter or matters relating to the Company’s operations, policies or practices.

On October 19, 2012, Clark Morton II, age 53, was elected a director, Chairman of the Board and Chief Executive Officer of the Company. With a background in engineering, executive management, marketing and communication Mr. Morton, has been actively involved in the formation of long-term capital growth projects in oil & gas and has served previously in senior director and officer positions involved in the marketing, sales, operations and management of private equity media and entertainment operations.

On October 19, 2012, William E. Fitzgerald, age 71, was elected President of the Company. Mr. Fitzgerald served as President of The Fitzgerald Group for 20 years specializing in commercial/industrial investments and development, commercial income properties and land acquisition which later expanded to private equity funding and management for oil & gas developments primarily throughout Texas. Mr. Fitzgerald began his investment management career in Chicago where he managed trading floor and pit operations with memberships at the Chicago Mercantile Exchange and Chicago Board of Trade. He later maintained memberships at the International Monetary Market and Mid-America Exchange where he formed and ran his own company trading commodities and authored The Fitzgerald Commodity Trading Report. Mr. Fitzgerald became an author with his novel Arenas of Greed, a financial thriller depicting corruption on the Chicago Commodity Markets. William E. Fitzgerald is the father of William A. Fitzgerald and the husband of Carol A. Fitzgerald.

On October 19, 2012, William A. Fitzgerald, age 37, was elected Senior Vice President of the Company. Mr. Fitzgerald began his career in the construction field moving into commercial construction management and residential real estate sales, acquisition and management. Mr. Fitzgerald successfully managed a 900 acre, $55 million sand and gravel mine operation investment in SW Florida after which he became Vice President for Private Equity, Funding and Sales for oil & gas investment operations. Mr. Fitzgerald is the son of William E. Fitzgerald and Carol A. Fitzgerald.

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On October 19, 2012, Carol A. Fitzgerald, age 70, was elected Secretary of the Company. Carol has served as Secretary and Executive Assistant to the President of the Fitzgerald Group and is a published author on healthy lifestyles. Carol A. Fitzgerald is the mother of William A. Fitzgerald and the wife of William E. Fitzgerald.

On October 19, 2012, Conrad Negron, age 54, was elected Senior Vice President of the Company. Mr. Negron has successfully managed oil & gas drilling and completion programs in Texas and West Virginia. He has developed strength and longevity in all areas of the financial services and energy sectors cultivating enduring relationships working directly with accredited investors, venture capital groups, banks, legal and accounting firms.

E. Jamie Schloss will continue in his role as Chief Financial,Accounting Officer and Assistant Secretary of the Company.

Item 8.01 Other Events

It is expected that William E. Fitzgerald and William A. Fitzgerald will become directors of the Company after the completion of the 1 for 20 reverse split of the shares of the Company’s Common Stock.

Certain of the current officers and directors of the Company have had preliminary negotiations to acquire interests in privately held independent oil and gas exploration companies in the Permian Basin in Pecos County, Texas, an area of known oil reserves and producing wells. It is the Company’s present intent to only acquire interests in existing production sites or historical production sites. The Company will be competing with a number of other potential purchasers of prospects and producing properties, most of which will have greater financial resources than us or our co-interest holders. In the oil and gas industry, the bidding for prospects has become particularly intense with different bidders evaluating potential acquisitions with different product pricing parameters and other criteria that result in widely divergent bid prices. In the current oil and gas lease environment, there can be no assurance that there will be a sufficient number of suitable prospects available for acquisition by us or that we can sell prospects or obtain financing for or participate with others to join in the development of prospects.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits: The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

10.101	Common Stock Purchase Agreement, dated as of October 16, 2012, between the Company and The Fitzgerald Group of Southwest Florida, Inc., a Florida corporation (“Fitzgerald”), Clark Morton II, William E. and Carol A. Fitzgerald, jointly as husband and wife, and William A. Fitzgerald.

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SIGNATURES

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC.,
a Delaware corporation

Date: October 22, 2012	By:	/s/ Clark Morton II
Clark Morton II
Chief Executive Officer

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COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of October 16, 2012, by and between SURGE GLOBAL ENERGY, INC., a Delaware corporation, with its address located at 75-153 Merle Drive - Suite B, Palm Desert, CA 92211 (the “Company”), and THE FITZGERALD GROUP OF SOUTHWEST FLORIDA, INC., a Florida corporation (“Fitzgerald”), with its address at 1250 Tamiami Trail North, Suite 211, Naples, Florida 34102, Clark Morton II, with an address c/o Fitzgerald at 1250 Tamiami Trail North, Suite 211, Naples, Florida 34102, William E. and Carol A. Fitzgerald, husband and wife, with an address c/o Fitzgerald at 1250 Tamiami Trail North, Suite 211, Naples, Florida 34102, and William A. Fitzgerald, with an address c/o Fitzgerald at 1250 Tamiami Trail North, Suite 211, Naples, Florida 34102 (collectively, the “Buyers” and individually each a “Buyer”).

WHEREAS, the Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the Buyers desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in this Agreement.

NOW THEREFORE, the Company and the Buyers severally (and not jointly) hereby agree as follows:

1.	Purchase and Sale of Shares of Stock and Common Shares.

a.    Purchase of Common Shares. On the Initial Closing Date (as defined below), the Company shall issue and sell to the Buyers, and the Buyers agree to purchase from the Company, an aggregate of 140,000,000 shares of Common Stock (the “Initial Common Shares”) for an aggregate purchase price of $350,000.00 (the “Initial Purchase Price”). The number of Initial Common Shares being purchased by each Buyer and the purchase price for such shares being paid by such Buyer are set forth on Exhibit A.

b.     Purchase of Common Shares. On the Subsequent Closing Date (as defined below), the Company agrees to issue and sell to each Buyer the Buyers agree to purchase from the Company an aggregate of 3,216,260 post-split shares of Common Stock (this number has been adjusted to give effect to the Amendment of the Certificate of Incorporation to provide for a 1 for 20 reverse split and concurrent increase in the authorized and unissued shares of common stock of the Company contemplated by this Agreement)(the “Subsequent Common Shares” and together with the Initial Common Shares, the “Common Shares”) for an aggregate purchase price of $100,000.00. The number of Subsequent Common Shares being purchased by each Buyer and the purchase price for such shares being paid by such Buyer are set forth on Exhibit A.

c.     Form of Payment.

(i)     On the Initial Closing Date (as defined below), (i) the Buyers shall pay the Initial Purchase Price for the Initial Common Shares to be issued and sold at the Initial Closing (as defined below) by wire transfer of an aggregate of $350,000 of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, against delivery of the Initial Common Shares in the principal amount equal to the Initial Purchase Price as is set forth immediately opposite each Buyers’ name on Exhibit A hereto, and (ii) the Company shall deliver such duly executed Initial Common Shares on behalf of the Company, to the Buyers, against delivery of such Initial Purchase Price.

(ii)     On the Subsequent Closing Date, (a) the Buyers shall pay the Subsequent Purchase Price for the Subsequent Common Shares to be issued and sold at the Second Closing (as defined below), by wire transfer of an aggregate of $100,000 of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, against delivery of the Subsequent Common Shares in the principal amount equal to the Subsequent Purchase Price as is set forth in (iii) below, and (b) the Company shall deliver such duly executed Subsequent Common Shares on behalf of the Company, to the Buyers, against delivery of such Subsequent Purchase Price.

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(iii)    Concurrent with the filing with the Delaware Secretary of State of the Certificate of Amendment to amend the Certificate of Incorporation of the Company to provide for a 1 for 20 reverse split and the increase in the authorized and unissued shares of Common Stock of the Company, the Buyers shall deposit, for payment of the Subsequent Purchase Price for the Subsequent Common Shares to be sold at the Subsequent Closing on the Subsequent Closing Date, by good funds via wire transfer the aggregate sum of $100,000.

(v)    The sale and issuance of the Common Shares on both the Initial and Subsequent Closing Dates will be in consideration of the payments described in (i) and (iii) above. Such payments will be used for payment of Surge’s operating expenses on and after October 1, 2012 and to settle and pay Surge’s outstanding liabilities at the Initial Closing Date as described on Exhibit B.

d.    Closing Dates. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Common Shares pursuant to this Agreement (the “Initial Closing Date”) shall be 12:00 noon, Eastern Standard Time on or about Thursday, October 18, 2012, and the Subsequent Closing Date shall be 12:00 noon, Eastern Standard Time on the third business day after the Company has filed with the Delaware Secretary of State a Certificate of Amendment to its Certificate of Incorporation or on November 15, 2012, whichever event shall first occur or such other mutually agreed upon date and time (the “Subsequent Closing Date”). At the Initial Closing Date and the Subsequent Closing Date, the closing of the transactions contemplated by this Agreement (each closing hereinafter may be sometimes referred to as the “Closing”) shall occur on the Initial Closing Date and Subsequent Closing Date at such location as may be agreed to by the parties.

e.    Directors and Officers of the Company at the Initial Closing Date. Effective as of the Initial Closing Date, E. Jamie Schloss shall be the sole remaining director of the Company and shall appoint Clark Morton II, William E. Fitzgerald (Bill Fitzgerald) and William A. Fitzgerald (Will Fitzgerald) as members of the Company Board. Bill Fitzgerald and Will Fitzgerald shall not assume office until the Company has complied with Rule 14f-1 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). After such compliance is complete, E. Jamie Schloss shall offer his resignation as a Director. Also effective as of the Initial Closing Date, Mr. Schloss and Mr. Morton, as the sole directors of the Company, shall appoint Clark Morton as President and CEO, and all current officers of the Company other than Mr. Schloss, who shall remain in the position of Chief Financial Officer, shall resign. Notwithstanding the foregoing, nothing contained herein shall preclude the later appointment of Warren Dillard and E. Jamie Schloss (if his offer of resignation is accepted), or either, to fill one or more vacancies as members of the Company Board if they so agree and the Company complies with all applicable federal securities law requirements in connection with such appointment.

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2.	Buyer’s Representations and Warranties. Each Buyer (severally and not jointly) represents and warrants to the Company that:

a.    Investment Purpose. As of the date hereof, the Buyer is purchasing the Common Shares pursuant to this Agreement for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Common Shares for any minimum or other specific term and reserves the right to dispose of the Common Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

b.    Accredited Investor Status. The Buyer, prior to the Initial and Subsequent Closings, is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act (an “Accredited Investor”).

c.     Reliance on Exemptions. The Buyer understands that the Common Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Common Shares.

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d.     Information. The Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Common Shares which have been requested by the Buyer or its advisors. The Buyer has been afforded the opportunity to ask questions of the Company. Inquiries or other due diligence investigation conducted by Buyer or any of its advisors or representatives shall not modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Common Shares involves a significant degree of risk. The Buyer is not aware of any facts that may constitute a breach of any of the Company's representations and warranties made herein.

e.     Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Common Shares.

f.     Transfer or Re-sale. The Buyer understands that (i) the sale or re-sale of the Common Shares has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Common Shares may not be transferred unless (a) the Common Shares are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company, at the cost of the Buyer, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Common Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Common Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Buyer who agrees to sell or otherwise transfer the Common Shares only in accordance with this Section 2(f) and who is an Accredited Investor, (d) the Common Shares are sold pursuant to Rule 144, or (e) the Common Shares are sold pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”), and the Buyer shall have delivered to the Company, at the cost of the Buyer, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Common Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Common Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Common Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Common Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

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g.     Legends. The Buyer understands that the Common Shares to be sold and issued may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Common Shares):

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Common Shares upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Common Shares are registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Shares may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. The Buyer agrees to sell all Common Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

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h.     Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered by or on behalf of the Buyer, and this Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms.

i.     No Brokers. The Buyer has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

j.     SEC Filings. The Buyer acknowledges the requirements of Rules 13(d) and 16 of the Exchange Act.

3.	Representations and Warranties of the Company. The Company represents and warrants to the Buyers that:

a.     Organization and Qualification. Except as set forth on Schedule 3(a), the Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Schedule 3(a) sets forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated. Except as set forth on Schedule 3(a), the Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

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b.     Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to issue the Common Shares, in accordance with the terms hereof, (ii) the execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby (including without limitation, the issuance of the Common Shares) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

c.     Capitalization. As of the Initial Closing Date, the authorized capital stock of the Company will consist of: (i) 200,000,000 shares of Common Stock, $0.001 par value per share, of which 36,057,387 shares are issued and outstanding; and (ii) 10,000,000 shares of Preferred Stock, $0.001 par value per share, of which no shares are issued and outstanding; 6,650,000 [12,000,000 minus 5,350,000] shares are reserved for issuance pursuant to the Company’s stock option plans, 6,020,000 shares of Common Stock are subject to warrants and options, and no shares are reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for shares of Common Stock except for 15,000,000 shares that are authorized for the payment of the Asher Enterprises, Inc. Convertible Note (the “Asher Note”). All of such outstanding shares of capital stock are, or in the case of shares issued upon exercise of options and warrants will be, duly authorized, validly issued, fully paid and non-assessable when issued in compliance with the terms of such instruments. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. As of the effective date of this Agreement, except for 6,020,000 shares of Common Stock subject to a warrant or options and the 15,000,000 shares authorized for issuance upon the conversion of the Asher Note and except that Asher has a right of first refusal on the Common Shares issuable hereunder, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Common Shares except that options held by directors may convert to warrants by the terms of such options. The Company has furnished to the Buyer true and correct copies of the Company’s Certificate of Incorporation as amended and in effect on the date hereof (“Certificate of Incorporation”), the Company’s Amended and Restated By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all notes or securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. The Company shall provide the Buyer with a written update of this representation signed by the Company’s Chief Executive on behalf of the Company as of the Initial and Subsequent Closing Dates.

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d.     Issuance of Shares. The Shares of Common Stock, to be sold and issued at the Initial Closing Date are duly authorized for issuance, and upon payment therefore will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof. Subject to the Company amending its Certificate of Incorporation to increase the authorized and unissued shares of Common Stock and to effectuate a reverse split of 1 for 20 shares of Common Stock, the Shares of Common Stock to be sold and issued at the Subsequent Closing Date will be duly authorized and reserved for issuance, and upon payment therefore will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

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e.     Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Common Shares.

f.     No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws, or (ii) except for the Asher Note, violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) assuming compliance with all federal securities law requirements, result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as have been consented to or would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act, Securities Exchange Act of 1934, as amended (the “1934 Act”), and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, or to issue and sell the Common Shares in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Over-the-Counter Bulletin Board (the “OTCBB”) and does not reasonably anticipate that the Common Stock will be delisted by the OTCBB in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

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g.     Securities and Exchange Commission Documents; Financial Statements. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). Upon written request the Company will deliver to the Buyer true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof or will be amended or updated in the Company’s next Quarterly Report on Form 10-Q). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 2012, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company is subject to the reporting requirements of the 1934 Act.

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h.     Absence of Certain Changes. Since June 30, 2012, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, prospects or 1934 Act reporting status of the Company or any of its Subsidiaries.

i.     Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. Schedule 3(i) contains a complete list and summary description of any pending or, to the knowledge of the Company, threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it would have a Material Adverse Effect. Except as set forth on Schedule 3(i), the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

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j.     Patents, Copyrights, etc. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); to the best of the Company’s knowledge, the Company’s or its Subsidiaries’ current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

k.     No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect.

l.     Tax Status. Except as disclosed on Schedule 3(l), the Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as disclosed on Schedule 3(l), there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

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m.     Certain Transactions. Except for arm’s length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed in Section 3(c) and except as disclosed in the Company’s 1934 Act filings with the SEC, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

n.     Disclosure. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyer pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

o.     Acknowledgment Regarding Buyer’ Purchase of Common Shares. The Company acknowledges and agrees that the Buyers are acting solely in the capacity of arm’s length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Buyer or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyer’ purchase of the Common Shares. The Company further represents to the Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company by its representatives.

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p.     No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Common Shares to the Buyer. The issuance of the Common Shares to the Buyer will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

q.     No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

r.     Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since June 30, 2012, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

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s.     Environmental Matters.

(i)     There are, to the Company’s knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company’s knowledge, threatened in connection with any of the foregoing. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ii)     Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company’s or any of its Subsidiaries’ business.

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(iii)     There are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

t.     Title to Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

u.     Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Upon written request the Company will provide to the Buyer true and correct copies of all policies relating to directors’ and officers’ liability coverage, errors and omissions coverage, and commercial general liability coverage.

v.     Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

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x.     No Investment Company. The Company is not presently, and upon the issuance and sale of the Common Shares as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.

4.	COVENANTS.

a.     Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Section 6 and 7 and 8 of this Agreement.

b.     SEC Filings; Blue Sky Laws. The Company agrees to file a Form D with respect to the Common Shares as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing. The Company also agrees to timely file a Current Report on Form 8-K with respect to the transactions contemplated by this Agreement. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Common Shares for sale to the Buyer at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date.

c.     Use of Proceeds from the Initial Closing Date. As at the Initial Closing Date and as a condition precedent to Closing, the Company will pay or cause to be paid (and deliver or cause to be delivered not to exceed 300,000 shares of common stock of Andora Energy Corporation) all of the liabilities of the Company as at September 30, 2012, with releases from the three major creditors as is more fully described on Exhibit B, attached hereto and made a part hereof by reference.

d.     Use of Additional Purchase Price Proceeds. The Company shall use the excess proceeds from the Buyer not used to pay liabilities for general corporate and working capital purposes.

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3.     No Integration. The Company shall not make any offers or sales of any security (other than the Common Shares) under circumstances that would require registration of the Common Shares being offered or sold hereunder under the 1933 Act or cause the offering of the Common Shares to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

5.	Transfer Agent Instructions.

a.     The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of the Buyers, for the Common Shares in such amounts as specified from time to time by the Buyers to the Company (the “Irrevocable Transfer Agent Instructions”) as required by this Agreement. The Company warrants that: (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 2 hereof will be given by the Company to its transfer agent and that the Common Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement.

b.     Notwithstanding a. above and subject to Section 8, in the event that the Company sells, assigns or otherwise disposes of any interest in Andora Energy Corporation, an Alberta-based private company (“Andora”), or the Holding Company (as such term is hereinafter defined) owning approximately 2.9 million shares of common stock of Andora (the “Andora shares”), each of the Buyers hereby waives for itself and its transferees and any other holders of the Common Stock issued subsequent to the Closing Dates (including any purchaser of Common Stock of the Company in any private placement subsequent to the Closing Dates but excluding holders who have obtained shares in the public markets) any rights to any liquidating dividend or stock distribution with respect thereto. This waiver shall be applicable for a period of one (1) year from the Subsequent Closing Date. The Buyers agree in their capacities as directors and/or shareholders of the Company to keep the Andora shares as an asset of the Holding Company after the Initial and Subsequent Closings until a satisfactory method is agreed upon with the Board of Directors of the Holding for the first distribution of the shares of the Holding Company (or the Andora shares) to the Company’s shareholders as provided in Section 8.

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6.	Conditions to the Company’s Obligation to Sell.

a.     The obligation of the Company hereunder to issue and sell the Common Shares to the Buyer at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i)     The Buyers shall have executed this Agreement and delivered the same to the Company.

(ii)     The Buyers shall have delivered the Purchase Price in accordance with Section 1(c) above.

(iii)     The major creditors shall have delivered general releases in accordance with Section 4(c) above to the Company conditioned upon the payment by the Company of liabilities due such creditors.

(iv)     Mr. Schloss and any company thorough which he has provided consulting services to the Company shall have executed and delivered an indemnification agreement to the Company.

(v)     The Company and the Holding Company shall have executed and delivered an agreement as to the matters set forth in Sections 5(b) and 8 hereof and certain related matters.

b.    The obligation of the Company hereunder to issue and sell the Common Shares to the Buyers at the Subsequent Closing is subject to the satisfaction, at or before the Subsequent Closing Date of each of the following conditions thereto, provided that these conditions are for the Buyers’ sole benefit: that the Company file an Amendment of the Certificate of Incorporation to provide for a 1 for 20 reverse split and the increase in the authorized and unissued shares of common stock of the Company to 400,000,000 shares of common stock. The Company shall obtain the written consent of the majority of the Company’s shareholders within ten (10) days after the Initial Closing Date authorizing said action, and shall take any all further necessary action to cause and approve that the Company file an Amendment of the Certificate of Incorporation to provide for a 1 for 20 reverse split and the increase in the authorized and unissued shares of Common Stock of the Company to 400,000,000 shares of Common Stock.

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c.    The representations and warranties of the Buyers shall be true and correct in all material respects as of the date when made and as of each Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyers at or prior to each Closing Date. The Company shall have received a certificate or certificates, executed by the chief executive officer of Fitzgerald, dated as of each Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Company.

d.    No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.    Conditions to the Buyers’ Obligation to Purchase. a. The obligation of the Buyers hereunder to purchase the Common Shares at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Buyers’ sole benefit and may be waived by the Buyers at any time in its sole discretion:

i.    The Company shall have executed this Agreement and delivered the same to the Buyers.

ii.    The Company shall have delivered to the Buyers the duly executed Common Shares (in such denominations as the Buyers shall request) in accordance with Section 1 above.

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c.    The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyers and including the home address and social security number of each of the Buyers, shall have been delivered to and acknowledged in writing by the Company’s Transfer Agent.

d.    The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of each Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Closing Date. The Buyers shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of each Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyers including, but not limited to certificates with respect to the Company’s Certificate of Incorporation, By-laws and Board of Directors’ resolutions relating to the transactions contemplated hereby.

e.    No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

f.    No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the 1934 Act reporting status of the Company or the failure of the Company to be timely in its 1934 Act reporting obligations.

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8.	Additional Conditions Subsequent.

a.    The Buyers and the Company, and each of them, agree and acknowledge that at or prior to the Initial Closing, the Company will transfer and retain all the Andora shares in its wholly owned Subsidiary, Cold Flow Energy ULC (the “Holding Company”), and that said investment in the Andora shares will be an asset of the Holding Company and the Holding Company and the Andora shares, and each of them, shall not be disposed of by the Company for any purpose until the later of (i) April 30, 2013 or (ii) 180 days after the Subsequent Closing Date (the “Distribution Date”). This restriction on the time period for the disposition of the Andora shares or of the Holding Company may be waived in the event that the value of the total non cash assets of the Company exceeds the value of the Andora shares. Mr. Schloss and Mr. Sage shall become the officers and Messrs. Korhonen, Sage, Schloss and Vanechanos shall become the directors of the Holding Company at or prior to the Initial Closing and the Buyers and the Company agree such persons shall remain in such roles through the Distribution Date.

b.    On the Distribution Date, the Company shall distribute the shares of the Holding Company (or the Andora shares) or a liquidating dividend to the shareholders of the Company other than the Buyers and their affiliate and transferees and any other holders of the Common Stock issued subsequent to the Closing Dates (including any purchaser of Common Stock of the Company in any private placement subsequent to the Closing Dates but excluding holders who have obtained shares in the public markets); provided, however, that such a dividend can be paid pursuant to applicable corporate laws and in compliance with all securities laws. The mechanism for such distribution shall be agreed between the Company and the majority of the directors of the Holding Company.

c.    The Buyers and the Company, and each of them, acknowledge and agree upon that the Company and the Holding Company may use a portion of the Andora shares to pay any and all costs or legal fees associated with the distribution of the stock of the Holding Company (or the Andora shares) as a dividend to the Company’s shareholders.

d.    If the Buyers shall transfer any Common Shares to a third party or if the Company shall issue shares of Common Stock in a private placement subsequent to the Closing Dates, the Company shall obtain the written agreement of such transferees to waive their entitlement to the distribution of the stock of the Holding Company (or the Andora shares) as a dividend to the Company’s shareholders.

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e.    In the event that there are any obligations or liabilities that were not paid as at the Initial Closing and that were incurred prior to September 30, 2012 by the Company, the Holding Company shall assume those obligations and liabilities or pay or cause to be paid those obligations from the proceeds of any sale of the Andora shares or deliver Andora shares in exchange for the extinguishment of the liability or repay the Company for any payments thereof.

f.    Promptly after the Initial Closing, the Company’s new Board of Directors will approve a 1 for 20 reverse split of the Company’s Common Stock and an increase in the Company’s authorized shares. The Buyers, as the holders of a majority of the Company’s authorized and issued Common Stock, agree to approve such actions by written consent. The Company will then circulate an information statement to the remaining shareholders as to such actions in accordance with Schedule 14C of the federal securities laws.

9.	Governing Law; Miscellaneous.

a.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Delaware or in the federal courts located in the state. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Company and Buyers waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

b.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

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c.    Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d.    Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

e.    Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyers makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Buyers.

f.    Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

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If to the Company, to:

SURGE GLOBAL ENERGY, INC.

Attn: E. Jamie Schloss, President

75-153 Merle Drive - Suite B

Palm Desert, CA 92211

Facsimile: 760-766-2990

With a copy by fax only to (which copy shall not constitute notice):

Schnader Harrison Segal & Lewis LLP

Attn: Sarah Hewitt

140 Broadway, Suite 3100

New York, NY 10005-1101

Facsimile: 212-972-8798

If to the Buyers:

c/o THE FITZGERALD GROUP OF SOUTHWEST FLORIDA, INC.

Attn: Clark Morton

1250 Tamiami Trail North, Suite 211

Naples, FL 34102

Facsimile: 239-262-8307

With a copy by fax only to (which copy shall not constitute notice):

Ronald J. Stauber, Inc.

Attn: Ronald J. Stauber

1880 Century Park East Suite 315

Los Angeles, CA 90067

Facsimile: 310-556-3687

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Each party shall provide notice to the other party of any change in address.

g.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Buyers shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

h.    Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i.    Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyers. The Company agrees to indemnify and hold harmless the Buyers and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

j.    Publicity. The Company, and the Buyers shall have the right to review a reasonable period of time before issuance of any press releases, SEC, OTCBB or FINRA filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyers, to make any press release or SEC, OTCBB (or other applicable trading market) or FINRA filings with respect to such transactions as is required by applicable law and regulations (although the Buyers shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

k.    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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l.    No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this Agreement to be duly executed as of the date first above written.

SURGE GLOBAL ENERGY, INC.

By:	/s/ E. Jamie Schloss
E. Jamie Schloss
President

THE FITZGERALD GROUP OF SOUTHWEST FLORIDA, INC.

By:	/s/ Clark Morton II
Clark Morton II
President

/s/ Clark Morton II
Clark Morton II

/s/ William E. Fitzgerald
William E. Fitzgerald

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/s/ Carol A. Fitzgerald
Carol A. Fitzgerald

/s/ William A. Fitzgerald
William A. Fitzgerald

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Exhibit A

	INITIAL CS	INITIAL PP	SUBSEQUENT CS SUBSEQUENT PP

			[to be provided]
The Fitzgerald	0	0
Group of Southwest
Florida, Inc.

Clark Morton II	70,000,000	$175,000

William E. & Carol
A. Fitzgerald,	70,000,000	$175,000
husband and wife,
as tenants by the
entirety

William A.
Fitzgerald	0	0

TOTAL	140,000,000	$350,000	3,216,260	$100,000

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Exhibit B

Outstanding Liabilities at September 30, 2012

SURGE GLOBAL ENERGY, INC.

PROPOSED SETTLEMENT WITH ALL CREDITORS

AS OF OCTOBER 16, 2012

INITIAL PURCHASE OF SURGE SHELL	$250,000.00
CASH ON HAND-9/30/12	$9,787.62
ORDER OF DISBURSEMENTS:
#1 REPAY ASHER NOTE +INTEREST/PENALTIES	($85,762.19)	(BALANCE DUE AT OCTOBER 19, 2012)
REMAINING CASH ON HAND	$174,025.43
#2 MISCELLANEOUS TRADE PAYABLES	($27,000.18)

#3 BALANCE REMAING AFTER #1 & #2	$147,025.25

REVISED DISTRIBUTION:				A N D O R A
PRIMARY CREDITORS	TOTAL DUE 3 MAIN CREDITORS OTHER THAN ASHER & TRADE PAYABLES	PROJECTED PAYMENT	UNPAID BALANCE AFTER PROJECTED PAYMENT	PAID WITH ANDORA SHARES@ $0.40/SH.	% PAID IN CASH PER PERSON
MORSE & MORSE	$52,500.00	$26,250.00	$26,250.00	65,625	50.00%
STEVE VANECHANOS	$25,000.00	$25,000.00	$0.00	0	100.00%
EJ SCHLOSS	$182,930.51	$95,775.25	$87,155.26	217,888	52.36%
TOTALS	$260,430.51	$147,025.25	$113,405.26	283,513	56.45%
CURRENT TOTAL ANDORA SHARES				3,198,166
LESS: SHARES TO BE DISTRIBUTED ABOVE				(283,513)
REMAINING ANDORA SHARES AFTER THE ABOVE DISTRIBUTION HELD FBO
CURRENT SURGE SHAREHOLDERS				2,914,653

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RECONCILIATION	TO 9/30/12
ASHER NOTE	$85,762.19
TRADE PAYABLES	$27,000.18
PRIMARY 3 CREDITORS	$260,430.51
TOTAL ACCOUNTS, NOTES AND OTHER PAYABLES	$373,192.88
PREPAID EXPENSE ITEMS PAYABLE	$12,345.44
TOTAL ACCOUNTS PAYABLE	$385,538.32

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Schedule 3(a)

Subsidiaries of the Company

Name of Subsidiary	Jurisdictions of Formation/
Qualification

1294697 Alberta Ltd.	Alberta, Canada

Cold Flow Energy ULC	Alberta, Canada

Surge Energy Resources, Inc.	Nevada

NOTE 1: Surge owns 100% of 1294697 Alberta Ltd. which in turn owns 100% of Cold Flow Energy ULC.

NOTE 2: Surge Energy Resources, Inc. had its status revoked in Nevada in 2012.

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     Schedule 3(i)

Litigation and Judgments

Surge Energy Resources, Inc. was a party to a default judgment with Three Span Oil & Gas, Inc. from an action in the Nevada Superior Court that was entered in December, 2009.

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Schedule 3(l)

Federal, State and Payroll Taxes

The Company has not filed its Federal or State of California tax returns for 2009, 2010 or 2011. Due to its large net operating loss, the Company will not owe any monies to the United States Treasury. The Company has reserved for all taxes to the State of California.

The Company has made all required filings and paid all payroll taxes to the State of California through September 30, 2012 and accrued for any other payroll taxes due on its schedule of accounts and accrued expenses payable as of September 30, 2012 attached as Exhibit B.

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